Exhibit 10.11
PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (this “Agreement”) is entered into at Cleveland., Ohio, as of December 4, 2004, by and between, by and between Joe Valencic, 100% owner Questek, a sole proprietorship with address’ located at 22821 Islamare, Lake Forrest, CA 92630 (“Seller”)and Stinger Systems, Inc. with address’ at 1901 Roxborough Rd. Suite 118, Charlotte, NC 28211, (“Purchaser”);
RECITALS:
A. Seller is the owner of one hundred percent (100%) of the membership interests Questek, a California Sole Proprietorship (the “Company”).
B. Purchaser desires to purchase from Seller 100% membership interest in the Company (the “Membership Interest”) on the terms and conditions set forth in this Agreement.
C. Seller desires to sell to Purchaser the Membership Interest on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Purchase and Sale of Membership Interest. Upon and subject to the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Membership Interest.
     2. Purchase Price. The aggregate purchase price for the Membership Interest (the “Purchase Price”) shall be an amount equal to $75,000.00 and 25,000 shares of Stinger Systems, Inc.’s common stock.
     3. Deliveries by Seller. Seller shall deliver to Purchaser the following:

A.	An executed Assignment of Membership Interest substantially in the form of Exhibit A, attached hereto and made a part hereof (the “Assignment of Membership Interest”);

B.	Exhibit B including all inventions, and assets of Company

C.	Any other instruments or documents reasonably requested by Purchaser.

     4. Deliveries by Seller.

A.	An executed Purchase Agreement.

B.	Any other instruments or documents reasonably requested by Seller.

     5. Representations and Warranties of Seller. To induce the Purchaser to purchase the Membership Interest and enter into this Agreement, Seller hereby makes the following representations., warranties to

Purchaser:
          (a) The Company is a Sole Proprietorship duly organized and validly existing and in full force and effect under the laws of the State of Ca1ifornia;
          (b) The Membership Interest is free and clear of any security interest, lien, pledge or other encumbrance;
          (c) Seller has the full power, authority and capacity to execute and deliver this Agreement and perform their respective obligations hereunder;
          (d) This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against him in accordance with its terms;
          (e) Neither the execution and delivery by Seller of this Agreement nor compliance by Seller with the terms and provisions hereof will result in a breach of any of the terms, conditions or provisions of or require any consent or approval with respect to any judgment, order, decree or ruling of any court or governmental entity to which Seller is subject or any agreement, license, contract or commitment to which Seller is a party;
          (f) No consents or approvals are required to be obtained by Seller or the Company in connection with Seller’s execution of this Agreement or the consummation by him of the transactions contemplated hereby;
          (g) To the best of Seller’s knowledge, the liabilities of the Company are set forth on the schedule of liabilities attached hereto as Exhibit C and made a part hereof;
          (h) To the best of Seller’s knowledge, Exhibit D contains a complete and correct list of all intellectual property rights (including, but not limited to, patents, trademarks, copyrights, trade secrets, know-how, etc.) which the Company owns, uses, leases to or from a third-party or licenses to or from a third-party and shall designate whether the listed intellectual property is owned, used, leased and/or licensed and (ii) all contracts and agreements associated therewith. To the best of Seller’s knowledge, Company has a valid right to use all of such intellectual property and such intellectual property is all intellectual property material to the operation of its business as presently conducted. To the best of Seller’s knowledge, the rights of Company in or to such intellectual property do not conflict with or infringe on the rights of any other person~ and Company has not received any written claim or notice from any person, to such effect. To the best of Seller’s knowledge, all of such intellectual property that is owned by Company free and clear of any liens and encumbrances.
          (i) The Company and its members have filed all ma1erial tax returns and reports with respect to taxes attributable to the operations of the Company which are required to be tiled and all taxes shown to be due on such tax returns have been timely paid.
          (j) Seller does not have knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement or the Exhibits hereto.
     6. Representations and Warranties of Purchasers. To induce Seller to enter into this Agreement and sell the Membership Interest. Purchaser makes the fol1owing representations and warranties to Seller: (a) this Agreement has been duly executed and delivered by Purchaser and is the valid and binding obligation of Purchaser. enforceable against it in accordance with its terms; (b) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute or law or violate or result in a breach of any of the terms, conditions or provisions of any judgment, decree, order or ruling of any court or governmental entity or any agreement. contract or commitment to which the Purchaser is a party or subject to; (c) no consents or approvals are required to be obtained by Purchaser in connection with its execution of this Agreement or the consummation by it of the transactions contemplated hereby; (d) there are no claims, actions or proceedings pending against Purchaser; and (e) Purchaser has had a full and fair opportunity to conduct such due diligence as they have deemed appropriate and has had all of its inquiries answered to its satisfaction, and Purchaser is fully satisfied with the Purchase Price and all of the terms and conditions of this transaction.
     7. Indemnification.

A.	Purchaser hereby agrees to indemnify, defend and hold harmless Seller and his respective personal representatives, heirs, beneficiaries, successors and assigns, against any claim, loss, cost, damage, liability, expense or obligation, whether now existing or hereafter arising, including reasonable attorneys’ fees and other professional fees, whether or not involving third-party claims, arising from or relating to the failure of the Purchaser to obtain any consents, licenses, governmental authorizations or approvals required to be obtained by the Purchaser in connection with the consummation by the Purchaser of the transactions contemplated hereby. The foregoing indemnification obligations and the representations and warranties of Purchaser contained herein shall survive this Agreement and the closing for .a period of six months.

B.	Seller hereby agrees to indemnify, defend and hold harmless, Purchaser and its successors and assigns, against any claim, loss, cost, damage, liability, expense or obligation, whether now existing or hereafter arising, including reasonable attorneys’ fees and other professional fees, whether or not involving third-party claims, arising from or relating to (i) the failure of Seller or the Company to obtain any consents, licenses, governmental authorizations or approvals required to be obtained by the Seller in connection with the consummation by Seller of the transactions contemplated hereby, (ii) the inaccuracy of any representation of warranty of Seller contained in this Agreement or the documents delivered in connection herewith or (iii) the non-performance of any covenant of Seller contained in this Agreement or the documents and agreements delivered in connection herewith. The foregoing indemnification obligations and the representations and warranties of Seller contained herein (other than with respect to fraud and the representations and warranties contained in Paragraph 5(n) shall survive this Agreement and the closing for a period of six months and the foregoing indemnification obligations with respect to fraud and the representations and warranties contained in Paragraph 5(n) shall survive this Agreement and the closing for the applicable statute of limitations period.

     8. Miscellaneous.

A.	Governing Law/Jurisdiction/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

B.	Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The signature page of any counterpart, and facsimiles and photocopies thereof, may be appended to any other counterpart and when so appended, will constitute an original.

C.	Binding Effect/Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, beneficiaries and permitted assigns. This Agreement may not be assigned by a party without the prior written consent of the other parties.

D.	Entire Agreement/Modification. This Agreement is the entire agreement among the parties with respect to the subject matter hereof and thereof. There are no representations, agreements, arrangements or understandings, oral or written, among the parties with respect to the subject matter of such agreements other than as set forth herein and therein. This Agreement may be modified only in a writing executed and delivered by all of the parties.

E.	No Waiver. A waiver of any provision of this Agreement shall not be effective unless in writing signed by the party against whom the waiver is claimed No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, and no waiver shall constitute a continuing waiver unless expressly provided in writing.

F.	Headings/Recitals. Paragraph headings contained in this Agreement are included for convenience only and do not constitute a part of this Agreement. The recitals to this Agreement are an integral part hereof and are incorporated herein by reference.

G.	Severability. The provisions of this Agreement are distinct and severable and if any provision is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the va1idity or enforceability of any other provision of this Agreement.

H.	Legal and Other Fees. Each party hereto shall bear its own legal and other professional fees and expenses with respect to the negotiation, execution, and finalization of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:	PURCHASER:

JOSEPH VALENCIC	STINGER SYSTEMS, INC.
By:

	Name:	Robert F. Gruder
	Its:	Chief Executive Officer

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